 Execution Version

CV THERAPEUTICS, INC.

October 31, 2006

VIA FAX (AS NOTED BELOW) AND
VIA FEDERAL EXPRESS TO BOTH RECIPIENTS
Via Federal Express to:
Solvay Pharmaceuticals Inc.
901 Sawyer Road
Marietta, Georgia 30062
Attn: General Counsel

With a copy via fax and Federal Express to:
Attn: Jean-Louis Anspach
Vice President, Primary Care and Specialized Markets
Commercial Operations
Solvay Pharmaceuticals Inc.
901 Sawyer Road
Marietta, Georgia 30062
Fax: (770) 578-5549

Re:Termination of that certain Co-Promotion Agreement by and between
   Solvay Pharmaceuticals Inc. ("Solvay") and CV Therapeutics, Inc. ("CVT")
   (collectively, the "Parties"), dated December 6, 2004 (the "Agreement")

To the office of the General Counsel (as required under the notice provisions of the Agreement) and to the office Dr. Jean-Louis Anspach:

The purpose of this letter is to evidence certain agreements of the Parties in connection with CVT's termination of the Agreement by means of the termination notice dated October 10, 2006 provided by CVT to Solvay under Section 10.3 of the Agreement (the "Termination Notice"), pursuant to which CVT has ceased all Promotion of the Product. This letter is referred to as the "Letter Agreement". All capitalized terms used in this Letter Agreement without definition have the meanings ascribed to them in the Agreement. In the event of any conflict between the terms and conditions of this Letter Agreement and the terms and conditions of the Agreement or the Termination Notice, this Letter Agreement shall govern.

In connection with the Termination Notice, the Parties hereby agree as follows:

(1) Termination Date; Invoice: Solvay hereby waives the requirement of one hundred and eighty (180) days' advance written notice to Solvay under Section 10.3 of the Agreement, and CVT agrees with Solvay that the effective date of termination of the Agreement is November 1, 2006.

(2) Samples and Written Product or Sales Related Materials: Prior to the date hereof, Solvay has notified CVT of certain Samples and Product Promotional Materials, including Product package inserts, that Solvay desires to have returned by CVT (the "Solvay Return Notice"). CVT at its sole cost and expense agrees to return to Solvay as promptly as practicable those Samples and Product Promotional Materials, including Product package inserts, that were specified in the Solvay Return Notice and are presently stored in CVT vendor warehouse facilities. Upon receipt by Solvay of the Samples and Product Promotional Materials described in the Solvay Return Notice, Solvay agrees to forgive and cancel an outstanding sample invoice in the amount of $394,848.33 for previously delivered Samples, such that CVT has no obligation to pay such invoice. In addition, in accordance with Section 10.3 of the Agreement, CVT at its sole cost and expense shall as promptly as practicable destroy all remaining Samples, Product Promotional Materials, scientific literature relating to the Product and Product sales or sales training materials relating to the Product, including any of the foregoing located with CVT field personnel (except for customary recordkeeping by CVT legal and other corporate headquarters functions to evidence CVT's activities and compliance under the Agreement while in effect). For clarity, in the event that the value of the Product Samples and Promotional Materials that Solvay has agreed to accept for return exceeds $394,848.33, which is the amount of the CVT invoice being cancelled by Solvay, Solvay shall not make any additional payment to CVT for these items.

(3)        CVT agrees to reasonably cooperate with Solvay in the sharing of information that Solvay may require in order to transition the prior CVT activities to Solvay.

To evidence Solvay's receipt of CVT's notice of termination and Solvay's agreement with the terms and conditions of this Letter Agreement, please arrange for an authorized representative of Solvay Pharmaceuticals to sign this Letter Agreement and return it to the attention of CVT's General Counsel for CVT's records. Thank you.

Regards,

/s/ Louis G. Lange, M.D., Ph.D.

Louis G. Lange, M.D., Ph.D.
       Chairman and CEO

ACKNOWLEDGED AND AGREED BY
Solvay Pharmaceuticals, Inc.

By:   /s/Peter G. Edwards
Its: Senior Vice President and General Counsel
Date: October 31, 2006

cc:David McCaleb
   Daniel Spiegelman
   Tricia Borga Suvari